UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2006

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

47669 Fremont Boulevard, Fremont, CA		94538
(Address of principal executive offices)		(zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

                On January 12, 2006, Ikanos Communications, Inc. (“Ikanos”) entered into an asset purchase agreement with Analog Devices, Inc., a Massachusetts corporation (“ADI”), pursuant to which Ikanos agreed to acquire or license substantially all of ADI’s assets relating to its broadband business unit, including broadband products, related technology, intellectual property and development and support teams.  On February 17, 2006, Ikanos completed the purchase of such assets and executed the license agreement for approximately $31 million in cash.

                On February 17, 2006, Ikanos and ADI amended and restated the asset purchase agreement between Ikanos and ADI, Analog Devices Canada Ltd., an Ontario corporation, and Analog Devices B.V., a private limited liability company organized under the laws of the Netherlands (the “Amended Asset Purchase Agreement”).

A copy of the Amended Asset Purchase Agreement and the License Agreement will be filed with Ikanos’ next periodic report.

Item 2.01               Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 is incorporated by reference herein.

Item 7.01               Regulation FD

                On February 20, 2006, the Company issued a press release regarding the acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

                (a) and (b)

All financial information required by this Item 9.01 in connection with Ikanos’ acquisition of assets from ADI will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(d)           Exhibits

Exhibit No.	Description
99.1*	Ikanos Press Release issued February 20, 2006.

*             Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2006

IKANOS COMMUNICATIONS, INC.

By:	/s/ Daniel K. Atler
Daniel K. Atler
Chief Financial Officer